EXHIBIT 5.01

August 6, 2007

DexCom, Inc.
5555 Oberlin Drive
San Diego, California 92121

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by DexCom, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about August 6, 2007, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of an additional 1,126,546 shares of the Company’s Common Stock (the “Stock”) reserved by the Company pursuant to Section 2.1 of the 2005 Equity Incentive Plan (the “2005 Plan”) and Section 1 of the Company’s 2005 Employee Stock Purchase Plan (the “Purchase Plan”).  Such stock is subject to issuance by the Company upon the exercise of (a) stock options or purchase rights to be granted under the Company’s 2005 Plan or (b) purchase rights to be granted under the Company’s Purchase Plan.  The plans referred to above are collectively referred to in this letter as the “Plans”.  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)                                  the Company’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on April 19, 2005 as certified by the Delaware Secretary of State on May 2, 2006.

(2)                                  the Company’s Bylaws, certified by the Company’s Secretary on August 6, 2007.

(3)                                  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)                                  the prospectuses prepared in connection with the Registration Statement (the “Prospectuses”).

(5)                                  the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books that are in our possession (the “Minute Book Contents”).

(6)                                  the letter from the Company’s Transfer Agent dated July 31, 2007, stating that 28,375,393 shares of the Company’s Common Stock were issued and outstanding and a list of all outstanding options, warrants and other rights to purchase shares of the Company’s capital stock (the “Stock Records”).

(7)                                  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.  We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 1,126,546 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options or purchase rights to be granted under the 2005 Plan and (b) purchase rights to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and option or purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP